EXHIBIT 32
Certification Pursuant to Rule 13a-14(b)
Under the Securities Exchange Act of 1934 and
Section 1350, Chapter 63 of Title 18, United States Code
Pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and Section 1350, Chapter 63 of Title 18, United States Code, each of the undersigned officers of Weyerhaeuser Company, a Washington corporation (the “Company”), hereby certifies that:
The Company's Annual Report on Form 10-K dated February 22, 2012 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ DANIEL S. FULTON
Daniel S. Fulton
President and Chief Executive Officer

Dated:	February 22, 2012

/S/ PATRICIA M. BEDIENT
Patricia M. Bedient
Executive Vice President and Chief Financial Officer

Dated:	February 22, 2012
The foregoing certification is being furnished solely pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and Section 1350, Chapter 63 of Title 18, United States Code and is not being filed as part of the Form 10-K or as a separate disclosure document.